Joint Filers
(1 of 2)

Names of Joint Filers:
---------------------

Canaan Equity II L.P.
Canaan Equity II L.P. (QP)
Canaan Equity II Entrepreneurs LLC
John V. Balen
James C. Furnivall
Stephen L. Green
Deepak Kamra
Gregory Kopchinsky
Guy M. Russo

Address:
-------

c/o Canaan Partners
105 Rowayton Ave.
Rowayton, CT 06853

Designated Filer: Canaan Equity Partners II LLC
----------------


Issuer and Ticker Symbol: CombinatoRx (CRXX)
------------------------


Date of Event Requiring Statement: November 15, 2005
---------------------------------


CANAAN EQUITY II L.P.

   By: Canaan Equity Partners II LLC

By:_____/s/ John D. Lambrech____
Name: John D. Lambrech as Attorney in Fact



CANAAN EQUITY II L.P. (QP)

   By: Canaan Equity Partners II LLC
By:_____/s/ John D. Lambrech____
Name: John D. Lambrech as Attorney in Fact



CANAAN EQUITY II ENTREPRENEURS LLC
   By: Canaan Equity Partners II LLC

By:_____/s/ John D. Lambrech____
Name: John D. Lambrech as Attorney in Fact



JOHN V. BALEN

By:_____/s/ John D. Lambrech____
Name: John D. Lambrech as Attorney in Fact



Joint Filers
(2 of 2)



JAMES C. FURNIVALL

By:_____/s/ John D. Lambrech____
Name: John D. Lambrech as Attorney in Fact



STEPHEN L. GREEN

By:_____/s/ John D. Lambrech____
Name: John D. Lambrech as Attorney in Fact



DEEPAK KAMRA

By:_____/s/ John D. Lambrech____
Name: John D. Lambrech as Attorney in Fact



GREGORY KOPCHINSKY

By:_____/s/ John D. Lambrech____
Name: John D. Lambrech as Attorney in Fact



GUY M. RUSSO

By:_____/s/ John D. Lambrech____
Name: John D. Lambrech as Attorney in Fact